As filed with the Securities and Exchange Commission on December 21, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               HBOA HOLDINGS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

        Florida                                                33-0231238
        -------                                                ----------
(State or Jurisdiction of                                   (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                       2400 E. Commercial Blvd., Suite 211
                            Ft. Lauderdale, FL 33308
                            ------------------------
                     (Address of Principal Executive Office)

                               HBOA HOLDINGS, INC.
                         NON-QUALIFIED STOCK OPTION PLAN
                         -------------------------------
                            (Full Title of the Plan)

                                Edward A. Saludes
                             Chief Executive Officer

                               HBOA Holdings, Inc.
                       2400 E. Commercial Blvd., Suite 211
                                 (954) 938-8010
                                 --------------
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum
                                                   ------------------------
Title of Each Class of           Amount             Offering     Aggregate
    Securities to be             to be              Price Per    Offering              Amount of
      Registered                Registered           Share         Price            Registration Fee
----------------------        -----------------    -----------  ------------     -------------------
Common Stock                   1,000,000(1)         $2.00(2)     $2,000,000            $528.00
----------------------------------------------------------------------------------------------------
Total Registration Fee                                                                 $528.00
----------------------------------------------------------------------------------------------------

(1) Common stock issuable upon exercise of ungranted stock options issuable pursuant to our Non- Qualified Stock Option Plan. An indeterminate number of additional shares may be issued if the anti-dilution adjustment provisions of the Plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities act of 1933 on the average bid and ask price of our common stock as reported on the OTC Bulletin Board on December 18, 2000.

PART 1.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in our Non-Qualified Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meet the requirements of Section 10(a) of the Securities Act relating to the Plan.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about our Non-Qualified Stock Option Plan and its administrators are available without charge by contacting:

                      HBOA Holdings, Inc.
                      2400 East Commercial Blvd, Suite 221
                      Ft. Lauderdale, FL 33308
                      Attn: Edward Saludes, Chief Executive Officer
                      (954) 938-8010

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
-------------------------------------------------

         The document listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on March 30, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 15, 2000 and Amendment No. 1 filed on November 6, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;

         o        Current Report on Form 8-K filed December 30, 1999;

         o        Current Report on Form 8-K filed March 16, 2000;

         o        Current Report on Form 8-K filed June 13, 2000;

         o        Current Report on Form 8-K/A filed August 16, 2000;

         o        Current Report on Form 8-K filed November 15, 2000;

         o        Definitive Proxy Statement filed October 24, 2000;

         o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         o The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Edward Saludes, Chief Executive Officer, HBOA Holdings, Inc., 2400 East Commercial Boulevard, Suite 221, Fort Lauderdale, Florida 33308.

Item 4. Description of Securities
---------------------------------
         Not Applicable.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------
         Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

         Article VI of our By Laws permits us to indemnify our officers and directors to the fullest extent permitted by Florida law. The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit. This discussion of Florida law and our articles of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by our articles of incorporation, bylaws and Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

Item 7. Exemption From Registration Claimed
-------------------------------------------
         Not Applicable.

Item 8. Exhibits
----------------
          5.1     Opinion of English, McCaughan & O'Bryan, P.A.*

         10.1     HBOA Holdings, Inc. - Non Qualified Stock Option Plan.*

         23.1     Consent of Sewall and Company, P.A.*

         23.2     Consent of English, McCaughan & O'Bryan, P.A.
                  [included in Exhibit 5.1]*

---------------------
* Filed herewith.

Item 9. Undertakings
--------------------

         The undersigned registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 21, 2000.

                                         HBOA HOLDINGS, INC.

                                         By: /s/ Edward A. Saludes
                                             ---------------------------
                                                  Edward A. Saludes
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                           Date
/s/ Edward A. Saludes                     Chief Executive Officer,           December 21, 2000
--------------------------------          President and Director
Edward A. Saludes                         (Principal Executive Officer)

/s/ Gary Verdier                          Chairman and Director              December 21, 2000
--------------------------------
Gary Verdier

/s/ Harvey Judkowitz                      Chief Financial Officer and        December 21, 2000
--------------------------------          Director (Principal Accounting
Harvey Judkowitz                          and Financial Officer)

/s/ William Shope                         Vice President of Operations       December 21, 2000
--------------------------------
William Shope

/s/ Robert C. Fivian                      Director                           December 21, 2000
--------------------------------
Robert C. Fivian

/s/ Marion Wolf                           Director                           December 21, 2000
--------------------------------
Marion Wolf

/s/ Carl F. Wolf                          Director                           December 21, 2000
--------------------------------
Carl F. Wolf

                                  EXHIBIT INDEX


Exhibit                  Description
-------                  -----------

 5.1     Opinion of English, McCaughan & O'Bryan, P.A.

10.1     HBOA Holdings, Inc. - Non Qualified Stock Option Plan.

23.1     Consent of Sewall and Company, P.A.

23.2     Consent of English, McCaughan & O'Bryan, P.A.
         [included in Exhibit 5.1]